     As filed with the Securities and Exchange Commission on June 13, 1996.
                                                     Registration No. 333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                      ____________________________________
                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                      ____________________________________
                    HEARTLAND WIRELESS COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)


           DELAWARE                                          75-1435149
(State or other jurisdiction of                           (I.R.S. Employer
 incorporation or organization)                        Identification Number)
                                 903 N. BOWSER
                                   SUITE 140
                            RICHARDSON, TEXAS  75081
              (Address of Principal Executive Offices) (Zip Code)
                               __________________
                    HEARTLAND WIRELESS COMMUNICATIONS, INC.
                                  401(K) PLAN
                            (Full title of the plan)

                           J. CURTIS HENDERSON, ESQ.
                       VICE PRESIDENT AND GENERAL COUNSEL
                    HEARTLAND WIRELESS COMMUNICATIONS, INC.
                                 903 N. BOWSER
                                   SUITE 140
                            RICHARDSON, TEXAS  75081
                                 (214) 479-9244
  (Name and address, including zip code, and telephone number, including area code, of agent for service)
              ___________________________________________________
                                    Copy to:
                                  KENT JAMISON
                           LOCKE PURNELL RAIN HARRELL
                          (A PROFESSIONAL CORPORATION)
                                2200 ROSS AVENUE
                                   SUITE 2200
                              DALLAS, TEXAS  75201
                                 (214) 740-8000

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================
 Title of Securities          Amount to be          Proposed Maximum         Proposed Maximum             Amount of
      to be Registered         Registered           Offering Price per       Aggregate Offering       Registration Fee *
                                                          Share *                  Price*
- ------------------------------------------------------------------------------------------------------------------------------------
  Common Stock, $.001         500,000 shares             $25.3125              $12,656,250.00              $4,364.23
  par value
====================================================================================================================================

* Estimated solely for the purpose of calculating the registration fee. This fee was calculated pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, on the basis of the average of the high and low prices for the Common Stock of the Company on the Nasdaq Stock Market National Market on June 11, 1996.

  In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers (i) shares of Common Stock of the Company issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions and (ii) an indeterminate amount of interests in the employee benefit plan described herein to be offered or sold pursuant to the plan described herein.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION.

  The information specified by Item 1 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended, and the introductory note to Part I of Form S-8. The document(s) containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1).

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

  The information specified by Item 2 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended, and the introductory note to Part I of Form S-8. The document(s) containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1).

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

  The documents set forth below are hereby incorporated by reference in this Registration Statement. All documents subsequently filed by Heartland Wireless Communications, Inc., a Delaware corporation (the "Company"), and the Heartland Wireless Communications, Inc. 401(k) Plan (the "Plan") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment that indicates that the securities offered hereby have been sold or which deregisters the securities offered hereby then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

   (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

   (2) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (1) above.

   (3) The description of the Company's Common Stock contained in the Company's Form 8-A Registration Statement filed with the Commission pursuant to the Exchange Act, including any amendments or reports filed for the purposes of updating such description.

ITEM 4.  DESCRIPTION OF SECURITIES.

  Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

  Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

   Pursuant to Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), Article VI of the Company's Restated Certificate of Incorporation eliminates the liability of the Company's directors to the Company or its stockholders, except for liabilities related to breach of duty of loyalty, actions not in good faith and certain other liabilities.

   Section 145 of the DGCL provides for indemnification by the Company of its directors and officers. In addition, Article IX, Section 1 of the Company's Restated By-Laws requires the Company to indemnify any current or former director or officer to the fullest extent permitted by the DGCL. In addition, the Company has entered into indemnity agreement with its directors, which obligate the Company to indemnify such directors to the fullest extent permitted by the DGCL. In addition, the Company maintains officers' and directors' liability insurance that insures against liabilities that officers and directors of the Company may incur in such capacities.

   Reference is made to the form of Underwriting Agreement filed as Exhibit 1.1 to the Company's Registration Statement on Form S-1 (File No. 33-74244) which provides for indemnification of the directors and officers of the Company signing such registration statement and certain controlling persons of the Company against certain liabilities, including those arising under the Securities Act in certain instances by the underwriters.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

  Not Applicable.

ITEM 8.  EXHIBITS.

Exhibit Number         Description
- --------------         -----------
  4.1    Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's
         Registration Statement on Form S-1 (File Number 33-74244) (the "Form S-1")).

  4.2    Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Form S-1.)

  4.3    Heartland Wireless Communications, Inc. 401(k) Plan.

  5.1    Opinion of Locke Purnell Rain Harrell (A Professional Corporation).

  23.1   Consent of KPMG Peat Marwick LLP (Heartland Wireless Communications, Inc.).

  23.2   Consent of Arthur Andersen LLP.

  23.3   Consent of Coopers & Lybrand L.L.P.

  23.4   Consent of KPMG Peat Marwick LLP (Cross Country Division).

  23.5   Consent of KPMG Peat Marwick LLP (TechniVision, Inc.).

  23.6   Consent of Locke Purnell Rain Harrell (A Professional Corporation) (included in its opinion filed as Exhibit
         5.1).

  24   Power of Attorney (included on the signature page of this Registration Statement).

  The Company hereby undertakes that it will submit or has submitted the Plan and any amendments thereto to the Internal Revenue Service (the "IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code.

ITEM 9.  UNDERTAKINGS.

         (a)  The Company hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act");

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                    (iii) To include any material information with respect to
                          the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                    provided, however, that paragraphs (a)(1)(i) and (a)
                    (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the Registration Statement.

              (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              (4) That, for purposes of determining any liability under the Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (5) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J.R. Holland, Jr., John R. Bailey and J. Curtis Henderson, each of them or any one of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, in any and all capacities, any or all amendments (including post-effective amendments) to this Registration Statement now or hereafter filed by or on behalf of Heartland Wireless Communications, Inc. (the "Company") covering securities issued or issuable under or in connection with the Company's 401(k) Plan (as now or hereafter amended) and to file the same, with all exhibits thereto, and other documents required in connection therewith, with the Securities and Exchange Commission and any state or other securities authority, granting unto said attorneys-in-fact and agents, and each of them or any of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them or any one of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.




                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richardson, State of Texas, on the 13th day of June, 1996.

                                         HEARTLAND WIRELESS COMMUNICATIONS, INC.


                                        By: /s/ J. Curtis Henderson
                                            -----------------------------------
                                            J. Curtis Henderson
                                            Vice President and General Counsel

  Pursuant to the requirements of the Securities Act of 1933, this Form S-8 Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                        Title                                         Date
- ---------                        -----                                         ----
/s/ J.R. Holland, Jr.            Chairman of the Board and Director            June 13, 1996
- ----------------------------
J. R. Holland, Jr.

/s/ David E. Webb                President, Chief Executive Officer and        June 13, 1996
- ----------------------------     Director (Principal Executive Officer)
David E. Webb

/s/ John R. Bailey               Senior Vice President - Finance, Chief        June 13, 1996
- ----------------------------     Financial Officer, Treasurer and Secretary
John R. Bailey                   (Principal Financial Officer)

/s/ David D. Hagey               Vice President and Controller                 June 13, 1996
- ----------------------------     (Principal Accounting Officer)
David D. Hagey

/s/ Alvin H. Lane, Jr.           Director                                      June 13, 1996
- ----------------------------
Alvin H. Lane, Jr.

/s/ Dennis M. O'Rourke           Director                                      June 13, 1996
- ----------------------------
Dennis M. O'Rourke

/s/ John A. Sprague              Director                                      June 13, 1996
- ----------------------------
John A. Sprague

/s/ Wes W. Watkins               Director                                      June 13, 1996
- ----------------------------
Wes W. Watkins

/s/ L. Allen Wheeler             Director                                      June 13, 1996
- ----------------------------
L. Allen Wheeler


     Pursuant to the requirements of the Securities Act of 1933, the trustee (or other persons who administer the Plan) has duly caused this Form S-8 Registration Statement to be signed on behalf of the Plan by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 13th day of June, 1996.

                                  HEARTLAND WIRELESS COMMUNICATIONS,
                                  INC. 401(K) PLAN



                                  By:  A.G. Edwards Trust Company, Trustee
                                       of the Heartland Wireless Communications,
                                       Inc. 401(k) Plan



                                        By: /s/  PETER J. OSTER
                                            ------------------------------------
                                        Printed Name: Peter J. Oster
                                                      --------------------------
                                        Title: Associate Vice President
                                               ---------------------------------

                               INDEX TO EXHIBITS

                                                                                                               Sequentially
                                                                                                                 Numbered
    Exhibit Number                                         Description                                             Page
    --------------                                         -----------                                        --------------
         4.1           Restated Certificate of Incorporation of the Company (incorporated by reference to           N/A
                       Exhibit 3.1 to the Company's Registration Statement on Form S-1 (File Number 33-
                       74244) (the "Form S-1"))
         4.2           Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the              N/A
                       Form S-1)

         4.3           Heartland Wireless Communications, Inc. 401(k) Plan                                            9

         5.1           Opinion of Locke Purnell Rain Harrell (A Professional Corporation)                            94

        23.1           Consent of KPMG Peat Marwick LLP (Heartland Wireless Communications, Inc.)                    96

        23.2           Consent of Arthur Andersen LLP                                                                97

        23.3           Consent of Coopers & Lybrand L.L.P.                                                           98

        23.4           Consent of KPMG Peat Marwick LLP (Cross Country Division)                                     99

        23.5           Consent of KPMG Peat Marwick LLP (TechniVision, Inc.)                                        100

        23.6           Consent of Locke Purnell Rain Harrell (A Professional Corporation) (included in              N/A
                       its opinion filed as Exhibit 5.1)

         24            Power of Attorney (included on the signature page of this Registration Statement)